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                      [Letterhead of Pepper Hamilton LLP]


                                                             EXHIBIT 24(2)(l)(i)


                                December 18, 2003

Wilmington Low Volatility Fund of Funds
1100 North Market Street
Wilmington, DE 19890

                 Re: Wilmington Low Volatility Fund of Funds Registration Statement on Form N-2

Ladies and Gentlemen:

                  We have acted as counsel to Wilmington Low Volatility Fund of Funds, a Delaware statutory trust (the "Fund"), in connection with the registration of $125,000,000 of beneficial interests in the Fund (the "Interests") under the Securities Act of 1933, as amended (the "1933 Act").

                  In such capacity, we have reviewed the Fund's registration statement on Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act"), and Pre-Effective Amendment No. 1 to such registration statement, each as filed by the Fund with the Securities and Exchange Commission (File Nos. 333-108071 and 811-21412) (collectively, the "Registration Statement"). We are familiar with the actions taken by the Fund and its Board of Trustees in connection with the organization of the Fund and the authorization, and the proposed issuance and sale, of Interests, including but not limited to the adoption of resolutions authorizing the sale and issuance of Interests in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have examined and are familiar with the Fund's Certificate of Trust and Agreement and Declaration of Trust, as in effect on the date hereof. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or other representatives of the Fund and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the

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Wilmington Low Volatility Fund of Funds

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December 18, 2003

opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.

                  Based upon and subject to the foregoing, we are of the opinion that the Interests, when issued and sold in the manner described in the Prospectus, will be legally issued, fully paid and non-assessable.

                  Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Delaware that in our experience are normally applicable to the issuance of beneficial interests by statutory trusts and to the 1933 Act, 1940 Act, and the rules and regulations of the SEC thereunder.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the prospectus and statement of additional information constituting a part thereof.

                                                    Very truly yours,

                                                    Pepper Hamilton LLP